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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF MAI SYSTEMS CORPORATION

                                   (12/31/00)


The following is a list showing MAI Systems Corporation and each of its subsidiaries, as of December 31, 2000, indicating each jurisdiction under the laws of which it was organized:


                                                                 JURISDICTION OF
                      NAME:                                      INCORPORATION
                      ----                                       ---------------
               MAI SYSTEMS CORPORATION                           DELAWARE

               Hotel Information Systems, Inc.                   Delaware

               CIMPRO, Inc.                                      Delaware

               Gaming Systems International                      Nevada

               MAI Canada Ltd.                                   Canada

               CLS Software International, Inc.                  California

               CLS de Mexico, S.A. de C.V.                       Mexico

               Computerized Lodging Systems B.V.                 Netherlands

               Hotel Information Systems Ltd.                    Hong Kong

               Hotel Information Systems, Pte. Limited           Singapore

               MAI Information Solutions Limited                 United Kingdom

               Boss Solutions Limited                            Hong Kong

               MAI del Caribe, Inc.                              Delaware

               HIS Solutions Malaysia                            Malaysia